                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  May 22, 1996



                               GSE SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

                  8930 Stanford Boulevard, Columbia, Maryland
                  -------------------------------------------
                    (Address of principal executive offices)

                                      21045
                                   ----------
                                   (Zip Code)


                                (410) 312-3700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



         Delaware                           0-26494                              52-1868008
- ----------------------------        ------------------------                 ------------------
(State or other jurisdiction        (Commission File Number)                  (I.R.S. Employer
     of incorporation)                                                       Identification No.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On May 22, 1996, the Company acquired all of the outstanding shares of capital stock of Erudite Software & Consulting, Inc. ("Erudite Software"), a leading provider of cost-effective client/server technology through providing consulting services, custom applications, software development, training services, and hardware-software sales.

      Erudite Software is headquartered in Salt Lake City, Utah, with a primary development facility in Provo, Utah, and has approximately 140 employees. This acquisition was accomplished through a merger of Erudite Software into a wholly owned subsidiary of the Company in which approximately 840,700 shares of the Company's Common Stock were exchanged for all outstanding shares of capital stock of Erudite Software. The acquisition has been accounted for using the pooling of interests method of accounting.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

      Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report.

(a)  Financial Statements of Erudite Software & Consulting, Inc.
     -----------------------------------------------------------
Report of Independent Accountants

Balance Sheets as of December 31, 1995 and 1994

Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993

Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended December 31, 1995, 1994 and 1993

Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993

Notes to Financial Statements

Unaudited Balance Sheets as of March 31, 1996 and December 31, 1995

Unaudited Statements of Operations for the Three Months Ended March 31, 1996 and 1995

Unaudited Statements of Cash Flows for the Three Months Ended March 31, 1996 and 1995

Notes to Unaudited Interim Financial Statements

(b)  Unaudited Pro Forma Combined Financial Information
     ---------------------------------------------------

Unaudited Pro Forma Combined Balance Sheet as of March 31, 1996

Unaudited Pro Forma Combined Statements of Operations for the Three Months Ended March 31, 1996 and 1995 and the Years Ended December 31, 1995, 1994 and 1993

Notes to Unaudited Pro Forma Combined Financial Statements


(c)  Exhibits
     --------

2.1 Agreement and Plan of Reorganization dated as of May 17, 1996 by and among GSE Systems, Inc., GSE Erudite Software, Inc., Erudite Software and Consulting, Inc., Eugene Loveridge, Daniel Masterson, Douglas Austin, Gary Gray and Dennis Fairclough effective May 21, 1996.

2.2 Agreement and Plan of Merger dated as of May 17, 1996 by and between Erudite Software and Consulting, Inc. and GSE Erudite Software, Inc. effective May 22, 1996.

10.1 Employment Agreement dated as of May 17, 1996 by and between GSE Systems, Inc. and Eugene Loveridge effective May 22, 1996.

10.2 Employment Agreement dated as of May 17, 1996 by and between GSE Systems, Inc. and Daniel Masterson effective May 22, 1996.

99.1  Press release dated May 21, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  June 13, 1996                       GSE SYSTEMS, INC.


                                         /s/ William E. Kuhlmann
                               ------------------------------------------
                                          William E. Kuhlmann
                                     Chairman and Chief Executive Officer


                                           /s/ Dev Ganesan
                               ------------------------------------------
                                             Dev Ganesan
                                Vice President - Finance and Accounting

                         INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS OF ERUDITE SOFTWARE & CONSULTING, INC.:

      Report of Independent Accountants

      Balance Sheets as of December 31, 1995 and 1994

      Statements of Operations for the Years Ended December 31, 1995, 1994, and 1993

      Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended December 31, 1995, 1994, and 1993

      Statements of Cash Flows for the Years Ended December 31, 1995, 1994, and 1993

      Notes to Financial Statements


UNAUDITED INTERIM FINANCIAL STATEMENTS OF ERUDITE SOFTWARE & CONSULTING, INC.

      Balance Sheets as of March 31, 1996 and December 31, 1995

      Statements of Operations for the Three Months Ended March 31, 1996 and
      1995

      Statements of Cash Flows for the Three Months Ended March 31, 1996 and
      1995

      Notes to Unaudited Interim Financial Statements


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF GSE SYSTEMS, INC.
  AND ERUDITE SOFTWARE & CONSULTING, INC.

      Unaudited Pro Forma Combined Balance Sheet as of March 31, 1996

      Unaudited Pro Forma Combined Statements of Operations for the Three Months Ended March 31, 1996 and 1995 and Years Ended December 31, 1995, 1994 and 1993

      Notes to Unaudited Pro Forma Combined Financial Statements

                     ERUDITE SOFTWARE AND CONSULTING, INC.

                                  ---------

                              FINANCIAL STATEMENTS

              as of December 31, 1995 and 1994 and for each of the
               three years in the period ended December 31, 1995

                                      AND

                                 REPORT THEREON

                                 ------------

[COOPERS & LYBRAND LETTERHEAD]




                       Report of Independent Accountants


To the Boards of Directors and Stockholders of Erudite Software and Consulting, Inc. and GSE Systems, Inc.

             We have audited the balance sheets of Erudite Software and Consulting, Inc. (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Erudite Software and Consulting, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                    /s/ COOPERS & LYBRAND L.L.P.


Washington, D.C.
May 8, 1996, except for Note 9,
   as to which the date is May 22, 1996

                     ERUDITE SOFTWARE AND CONSULTING, INC.
                                 BALANCE SHEETS
                        as of December 31, 1995 and 1994

                                     ----

                                    ASSETS



                                                                      1995               1994
                                                                 -------------        -----------
Current assets:
   Cash                                                          $       -            $      -
   Accounts receivable, net of allowance for doubtful
      accounts of $2,541 and $28,758, respectively                   2,595,977            608,565
   Other current assets                                                 12,420             10,636
   Deferred income taxes                                                63,000            108,000
                                                                 -------------        -----------
           Total current assets                                      2,671,397            727,201
                                                                 -------------        -----------

Property and equipment, net                                            647,456            264,759

Other assets                                                             9,778              8,400
                                                                 -------------        -----------
           Total assets                                          $   3,328,631        $ 1,000,360
                                                                 =============        ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Notes payable to banks                                       $     212,433        $      -
    Notes payable - related parties                                    189,450            200,000
    Accounts payable - trade                                         1,730,136            436,736
    Accounts payable - related parties                                    -                19,990
    Current portion of capital lease obligation                         27,704               -
    Income taxes payable                                               159,000             86,000
    Accrued expenses                                                   313,872             83,278
    Accrued payroll                                                    137,460            154,845
    Deferred revenue                                                   369,653            135,406
                                                                 -------------         ----------
           Total current liabilities                                 3,139,708          1,116,255
                                                                 -------------         ----------

Notes payable - related parties                                        216,974               -
Capital lease obligation, net of current portion                        56,224               -
                                                                 -------------         ----------
           Total liabilities                                         3,412,906          1,116,255
                                                                 -------------         ----------
Commitments

Stockholders' deficit:
   Common stock, no par value; 50,000 shares
      authorized; 10,000 shares issued and outstanding                   1,500              1,500
   Notes receivable from stockholders                                   (2,000)           (75,000)
   Accumulated deficit                                                 (83,775)           (42,395)
                                                                 -------------        -----------
           Total stockholders' deficit                                 (84,275)          (115,895)
                                                                 -------------        -----------
           Total liabilities and stockholders' deficit           $   3,328,631        $ 1,000,360
                                                                 =============        ===========

                     The accompanying notes are an integral
                      part of these financial statements.

                     ERUDITE SOFTWARE AND CONSULTING, INC.
                            STATEMENTS OF OPERATIONS

              for the years ended December 31, 1995, 1994 and 1993

                                  ----------


                                                     1995                1994                1993
                                                -------------        ------------        ------------
 Revenue
   Consulting                                   $   3,401,593        $  2,274,910        $    898,606
   Training                                         3,138,403           1,175,193             267,625
   Equipment                                        2,531,721             653,483           1,086,931
   Networking                                         947,389              82,656              -
   Software and other                                 739,388             410,465             304,405
                                                -------------        ------------        ------------
         Total revenue                             10,758,494           4,596,707           2,557,567
                                                -------------        ------------        ------------
 Cost of sales:
   Consulting                                       2,373,228           1,274,042             135,930
   Training                                         2,192,122             857,912             119,305
   Equipment                                        2,097,612             675,644             946,525
   Networking                                         829,991              12,981              -
   Software and other                                 723,787             371,236             244,658
                                                -------------        ------------        ------------
         Total cost of sales                        8,216,740           3,191,815           1,446,418
                                                -------------        ------------        ------------
         Gross profit                               2,541,754           1,404,892           1,111,149

 Selling, general and admini-
   strative expenses                                2,070,157           1,336,130           1,124,533

 Depreciation and amortization                        167,689             165,513              56,933
                                                -------------        ------------        ------------
          Net income (loss) before
            taxes                                     303,908             (96,751)            (70,317)
 Provision (benefit) for income taxes                 118,000             (36,000)            (26,000)
                                                -------------        ------------       -------------
         Net income (loss)                      $     185,908        $    (60,751)      $     (44,317)
                                                =============        ============       =============
 Earnings per Common Share                      $       18.59        $      (6.07)      $       (4.43)
                                                =============        ============       =============

 Weighted Average Common Shares Outstanding            10,000              10,000              10,000
                                                =============        ============       =============

                     The accompanying notes are an integral
                      part of these financial statements.

                     ERUDITE SOFTWARE AND CONSULTING, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

              for the years ended December 31, 1995, 1994 and 1993

                                  --------

                                              -------------------      --------------------
                                                 Common stock             Treasury stock                  Notes
                                              -------------------      --------------------         receivable from
                                              Shares      Amount       Shares        Amount           stockholders
                                              ------      ------       ------        ------         ---------------
 Balance, December 31, 1992                    10,000     $1,500          -       $                 $        -

 Transfer of notes receivable from
     stockholders (note 5)                       -          -             -              -               (200,000)
 Reductions of notes receivable from
     stockholders                                -          -             -              -                 50,000
 Net loss                                        -          -             -              -                   -
                                              -------     ------     ---------    -----------       -------------
 Balance, December 31, 1993                    10,000      1,500          -              -               (150,000)

 Reductions of notes receivable from
     stockholders                                -          -             -              -                 75,000
 Net loss                                        -          -             -              -                   -
                                              -------     ------     ---------    -----------       -------------
 Balance, December 31, 1994                    10,000      1,500          -              -                (75,000)

 Purchase of treasury stock,
     at cost                                     -          -           (2,067)      (227,288)               -
 Redistribution of treasury stock                -          -            2,067        227,288                -
 Reductions of notes receivable from
     stockholders                                -          -             -              -                 73,000
 Net income                                      -          -             -              -                   -
                                              -------     ------     ---------    -----------       -------------
 Balance, December 31, 1995                    10,000     $1,500          -       $      -                 (2,000)
                                              =======     ======     =========    ===========       =============


                                                    Retained
                                                   earnings
                                                   (deficit)          Total
                                                   ----------       ---------
 Balance, December 31, 1992                       $   62,673       $   64,173


 Transfer of notes receivable from
     stockholders (note 5)                              -            (200,000)

 Reductions of notes receivable from                                     -
     stockholders                                       -              50,000
 Net loss                                            (44,317)         (44,317)
                                                  -----------      ----------
 Balance, December 31, 1993                           18,356         (130,144)

 Reductions of notes receivable from
     stockholders                                       -              75,000
 Net loss                                            (60,751)         (60,751)
                                                  ----------       ----------
 Balance, December 31, 1994                          (42,395)        (115,895)

 Purchase of treasury stock,
     at cost                                            -            (227,288)
 Redistribution of treasury stock                   (227,288)            -
 Reductions of notes receivable from
     stockholders                                       -              73,000
 Net income                                          185,908          185,908
                                                  ----------       ----------
 Balance, December 31, 1995                       $  (83,775)      $  (84,275)
                                                  ==========       ==========


                     The accompanying notes are an integral
                      part of these financial statements.

                     ERUDITE SOFTWARE AND CONSULTING, INC.

                            STATEMENTS OF CASH FLOWS

              for the years ended December 31, 1995, 1994 and 1993

                                 -------------

                                                                 1995           1994            1993
                                                           --------------    ----------     -----------
 Cash flows from operating activities:
    Net income (loss)                                      $      185,908    $  (60,751)    $  (44,317)
    Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Depreciation and amortization                              167,689       165,513         56,933
       Bad debt expense                                            19,477        23,950          4,808
       Deferred income taxes                                       45,000       (36,000)       (75,000)
       Interest imputed on discounted note payable                 16,686          -              -
       Reductions of notes receivable from stockholders
          in exchange for services rendered                        58,000        50,000           -
       Changes in assets and liabilities:
          Accounts receivable                                  (2,006,889)     (336,768)      (226,203)
          Other current assets                                     (1,784)       (1,681)        (8,884)
          Other assets                                             (1,378)        1,350         (9,750)
          Accounts payable - trade                              1,306,754       147,535        247,389
          Accounts payable - related party                        (19,990)     (105,010)       125,000
          Income taxes payable                                     73,000          -            49,000
          Accrued expenses                                        230,594        42,806         26,546
          Accrued payroll                                         (17,385)      102,791         26,027
          Deferred revenue                                        234,247       135,406           -
                                                           --------------    ----------     ----------
             Net cash provided by operating activities            289,929       129,141        171,549
                                                           --------------    ----------     ----------

 Cash flows from investing activities:
    Capital expenditures                                         (459,983)     (230,304)      (197,436)
                                                           --------------    ----------     ----------
             Net cash used in investing activities               (459,983)     (230,304)      (197,436)
                                                           --------------    ----------     ----------
 Cash flows from financing activities:
    Repayments on borrowings from related parties                 (37,550)         -              -
    Principal payments under capital lease obligations             (6,475)         -              -
    Collections on notes receivable from stockholders              15,000        25,000         50,000
    Net borrowings under lines of credit                          212,433
    Cash overdraft                                                (13,354)       13,354           -
                                                           --------------    ----------     ----------
             Net cash provided by financing activities            170,054        38,354         50,000
                                                           --------------    ----------     ----------
 Net increase (decrease) in cash                                     -          (62,809)        24,113

 Cash at beginning of period                                         -           62,809         38,696
                                                           --------------    ----------     ----------

 Cash at end of period                                     $         -       $      -       $   62,809
                                                           ==============    ==========     ==========
 Supplemental disclosure of cash flow information:
    Cash paid for interest                                 $        2,372    $      -       $     -
                                                           ==============    ==========     ==========

    Cash paid for income taxes                             $         -       $      -       $     -
                                                           ==============    ==========     ==========

 Supplemental disclosure of noncash investing
       and financing activities:
    Capital lease obligations                              $       90,403    $      -       $     -
                                                           ==============    ==========     ==========

    Notes payable issued for repurchase of treasury stock  $      227,288    $      -       $     -
                                                           ==============    ==========     ==========

    Notes payable issued in exchange for notes receivable
       from stockholders                                   $         -       $      -       $  200,000
                                                           ==============    ==========     ==========


                     The accompanying notes are an integral
                      part of these financial statements.

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                 ------------

1.       Nature of business

                Erudite Software and Consulting, Inc. (the Company) was incorporated on November 28, 1990 in the State of Utah. The Company is engaged in the business of providing computer hardware and software business solutions to a variety of commercial customers located primarily in the western continental United States. The Company provides its customers with application development tools and training for client server system software and networking topics.


2.       Summary of significant accounting policies

            Revenue recognition
            -------------------

                The Company earns revenue from three primary sources: consulting contract arrangements, sales of computer hardware and software products, and training services provided to customers in the use of the products it sells. The Company recognizes revenue from these three sources as follows:

            Consulting contract arrangements - Revenue is recognized on these contracts by reference to the timing of performance of the actual services by the Company. The contracts are generally time and material type or fixed price type contracts. On time and material type contracts, revenue is recognized based on hours incurred at a contracted labor rate plus expenses. On fixed price type contracts, revenue is recognized on the total contract value based on the relationship that costs incurred to date bear to total estimated costs at completion.

            Sales of computer hardware and software products - Revenue is recognized upon delivery of the products to its customers, provided that any remaining obligations of the Company are insignificant, any significant uncertainties regarding customer acceptance have been resolved, and collectibility of the related receivable is probable.





                                        Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                  ---------

         Training services - Revenue is recognized as the training services are provided. Training services are generally provided under time and material type contracts. Revenue is recognized based on hours incurred at a contracted labor rate plus expenses.

         Concentration of credit risk
         ----------------------------

                Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company generally grants uncollateralized credit terms to its customers and has not experienced any significant credit related losses.

         Accounting estimates
         --------------------

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Property and equipment
         ----------------------

                Property and equipment is recorded at cost and depreciated using the straight-line method with estimated useful lives ranging from three to ten years. Leasehold improvements are amortized over the life of the lease or the estimated useful life, whichever is shorter, using the straight-line method. Upon sale or retirement, the cost and related depreciation or amortization is eliminated from the respective accounts and any resulting gain or loss is included in operations. Maintenance and repairs are charged to expense as incurred.





                                        Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                 ------------

         Research and development expenses
         ---------------------------------

                Research and development costs including software development costs prior to technological feasibility are expensed in the period in which they are incurred. Research and development costs for the years ended December 31, 1995, 1994 and 1993 were $173,000, $83,000 and
         $6,000, respectively.

         Income taxes
         ------------

                Deferred income taxes are provided under the asset and liability method. Under this method, deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense consists of the Company's current liability for federal and state income taxes and the change in the Company's deferred income tax assets and liabilities.

         Fair value of financial instruments
         -----------------------------------

                The carrying amounts of financial instruments including accounts receivable and accounts payable approximate fair value as of December 31, 1995 because of the relatively short maturity of these instruments. The carrying value of long-term debt approximates fair value as of December 31, 1995 based on quoted market prices for the same or similar debt issues.

         Recapitalization
         ----------------

                On February 28, 1995, the Board of Directors of the Company effected a 6.67 for one stock split of the Company's common stock.
         All share data and references have been retroactively restated to give effect to this stock split for all periods presented.





                                        Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                 -----------

3.       Property and equipment

               Property and equipment consist of the following at December 31:


                                                1995                  1994
                                          --------------        -------------
Computer equipment, including amounts
    under capital leases                  $      953,387        $     436,283
Furniture and fixtures                            69,768               39,266
Leasehold improvements                            27,517               24,737
                                          --------------        -------------
                                               1,050,672              500,286

Less: accumulated depreciation
    and amortization                            (403,216)            (235,527)
                                          --------------        -------------
                                          $      647,456        $     264,759
                                          ==============        =============



                     Equipment under capital lease consists of equipment having a cost of $90,403 as of December 31, 1995. Accumulated amortization on this equipment was $2,152 as of December 31, 1995.





                                  Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                  ---------

4.       Income taxes

                     The components of the provision for income taxes for the years ended December 31, 1995, 1994 and 1993 were as follows:

                           1995              1994               1993
                          ------             -----              ----
Current:
   Federal             $   59,000         $    -             $  40,000
   State                   14,000              -                 9,000
                       ----------         ---------          ---------
                           73,000              -                49,000
                       ----------         ---------          ---------
Deferred:
   Federal                 36,000           (30,000)           (60,000)
   State                    9,000            (6,000)           (15,000)
                       ----------         ---------          ---------
                           45,000           (36,000)           (75,000)
                       ----------         ---------          ---------

          Total        $  118,000         $ (36,000)         $ (26,000)
                       ==========         =========          =========




                     The Company's provision for income taxes for the year ended December 31, 1995 differed from the provision that would have resulted from applying the 34% federal statutory rate to net income before taxes primarily due to the following:

                                           1995      1994       1993
                                           ----      ----       ----
Statutory U.S. tax rate                     34%     (34%)      (34%)

State taxes, net of federal benefit          4%      (4%)       (4%)

Non-deductible expenditures                  1%       1%         1%
                                           ----     ----       ----


                                            39%     (37%)      (37%)
                                           ====     ====       ====





                                  Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                  ----------

                     The components of the Company's net deferred tax position and the tax effects of temporary differences giving rise to the Company's deferred tax asset as of December 31, 1995 and 1994 are as follows:

                                                1995               1994
                                           ------------       ------------
Revenue recognition differences between
   book and tax                            $    63,000        $     82,000

Net operating loss carryforwards                   -                26,000
                                           -----------        ------------
Total deferred tax asset                   $    63,000        $    108,000
                                           ===========        ============



5.       Stockholders' equity

                     In November 1993, the three founding shareholders sold an aggregate of 2,000 shares of common stock on a pro-rata basis to two other individuals in exchange for demand notes totaling $200,000 with no stated interest rate. These notes were collateralized by the shares of common stock received by the two individuals.

                     The founding shareholders immediately transferred the $200,000 in notes receivable from the new shareholders to the Company in exchange for notes due from the Company on demand with no stated interest rate. For financial reporting purposes, the notes receivable from the new shareholders have been included as a part of stockholders' deficit in the accompanying balance sheet until such time as the notes receivable are fully collected and the shares of common stock no longer represent collateral against the notes. For the years ended December 31, 1995, 1994 and 1993, the notes receivable from stockholders were reduced through cash receipts of $15,000, $25,000 and $50,000, respectively, and through services provided to the Company of $58,000, $50,000, and $0, respectively. The services provided have been valued based upon salaries, bonuses and





                                  Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                 -----------

         commissions earned by these two individuals. As of December 31, 1995 and 1994, the notes receivable from stockholders were $2,000 and $75,000, respectively. As of December 31, 1995 and 1994, the notes payable to the founding shareholders had a balance of $189,450 and $200,000, respectively.

                     During 1995, the Company entered into an agreement with one of the founding shareholders for the repurchase of 2,067 shares of the Company's common stock for $360,000 payable over a ten year period in semi-monthly payments of $1,500. The Company has reported a note payable related to this agreement of $216,974 as of December 31, 1995. This amount represents the discounted future cash disbursements under the stock repurchase agreement based on an interest rate of 10.75%. Immediately upon the repurchase by the Company, the 2,067 shares were redistributed pro rata to the remaining shareholders.

                     During 1995, the two remaining founding shareholders offered a maximum of 400 shares of their common stock of the Company to certain key employees. These shares are to be held in trust by the Company and do not transfer to the employees until either the Company is sold or the Company has an initial public offering of its common stock. The employees must be full time employees of the Company at the time of the occurrence of one of these events to be eligible to receive the shares. As of December 31, 1995, 110 shares had been committed to employees from the shareholders. Subsequent to December 31, 1995, an additional 90 shares were committed to employees.


6.       Related party transactions

                     The Company's bi-weekly payroll is processed by a company whose owner is also a founding shareholder of the Company. Expenses incurred for such payroll processing were approximately $42,000, $26,000, and $13,000 for the years ended December 31, 1995, 1994 and 1993, respectively. The Company subleases a portion of its corporate headquarters to this related party. Sublease payments by the related party were approximately $3,000, $2,000, and $1,000 for the years ended December 31, 1995, 1994 and 1993, respectively.





                                  Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                 ------------

7.       Notes payable to banks

                     The Company has entered into two lines of credit which provide for an aggregate borrowing facility of up to $451,000 from two financial institutions. One of the lines provides for a maximum of $201,000 in borrowings, and the Company had no amounts outstanding as of December 31, 1995 and 1994. This line is collateralized by substantially all of the Company's equipment and receivables and has a maturity date of July 3, 1996. The interest rate on this line is the bank's prime rate plus 2% (10.5% as of December 31, 1995), with interest payments due quarterly. This line contains a restrictive covenant regarding the Company's ratio of total liabilities to net worth. The Company is not in compliance with this covenant as of December 31, 1995, however has received a waiver of such non-compliance from the financial institution. The second line, which matures on August 28, 1996, provides for a maximum of $250,000 in borrowings. As of December 31, 1995 and 1994, the balance outstanding on this line was $212,433 and $0, respectively. The second line has an interest rate of 10.75% per annum, with interest payments due monthly.





                                  Continued

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                        NOTES TO FINANCIAL STATEMENTS

                                  ----------

8.       Commitments

                     The Company is obligated under certain noncancelable operating and capital leases for office facilities and equipment. Future minimum lease payments under such leases as of December 31, 1995 were approximately as follows:

                                                       Operating        Capital
                                                        Leases           Leases
                                                       ---------      -----------
1996                                                    $234,786      $    35,388
1997                                                     145,307           35,388
1998                                                     145,307           26,541
1999                                                     121,090             -
                                                        --------      -----------
Total minimum lease payments                            $646,490           97,317
                                                        ========
Less amount representing interest                                         (13,389)
                                                                      -----------
Present value of future minimum payments
    under capital leases                                                   83,928
Less current portion                                                      (27,704)
                                                                      -----------
Capital lease obligation, net of current
    portion                                                           $    56,224
                                                                      ===========

                     Total rent expense under operating leases was $220,500, $129,882 and $53,378 for the years ended December 31, 1995, 1994 and 1993, respectively.

9.       Subsequent event

                     Effective May 22, 1996 the Company and GSE Systems, Inc. entered into an Agreement and Plan of Reorganization and a related Agreement and Plan of Merger (collectively, "the Agreement") to effect a business combination by the pooling of interests method. Under the terms of the Agreement, all of the shareholders of the Company exchanged 100% of their shares for common stock of GSE Systems, Inc.

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                                 BALANCE SHEETS

                                  (UNAUDITED)


                                                                                 MARCH 31,         DECEMBER 31,
                                                                                   1996                 1995
                                                                              ---------------     ---------------
                                                              ASSETS
 Current assets:

         Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $        --     $           --
         Accounts receivable   . . . . . . . . . . . . . . . . . . . . . .           1,936,265          2,595,977
         Other current assets  . . . . . . . . . . . . . . . . . . . . . .              81,992             12,420
         Deferred income taxes   . . . . . . . . . . . . . . . . . . . . .              63,000             63,000
                                                                                   -----------     --------------
                      Total current assets   . . . . . . . . . . . . . . .           2,081,257          2,671,397
 Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . .             757,468            647,456
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              38,870              9,778
                                                                                   -----------     --------------
                      Total assets   . . . . . . . . . . . . . . . . . . .         $ 2,877,595     $    3,328,631
                                                                                   ===========     ==============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current liabilities:

         Notes payable to banks  . . . . . . . . . . . . . . . . . . . . .         $   196,333     $      212,433
         Notes payable - related parties   . . . . . . . . . . . . . . . .             184,950            189,450
         Accounts payable - trade  . . . . . . . . . . . . . . . . . . . .             964,651          1,730,136
         Current portion of capital lease obligation   . . . . . . . . . .              28,456             27,704
         Income taxes payable  . . . . . . . . . . . . . . . . . . . . . .             291,000            159,000
         Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . .             160,379            313,872
         Accrued payroll   . . . . . . . . . . . . . . . . . . . . . . . .             368,901            137,460
         Deferred revenue                                                              277,117            369,653
                                                                                   -----------     --------------
                      Total current liabilities  . . . . . . . . . . . . .           2,471,787          3,139,708
 Notes payable - related parties . . . . . . . . . . . . . . . . . . . . .             207,974            216,974
 Capital lease obligation - net of current portion . . . . . . . . . . . .              48,822             56,224
                                                                                   -----------     --------------
                      Total liabilities  . . . . . . . . . . . . . . . . .           2,728,583          3,412,906
                                                                                   -----------     --------------


 Stockholders' equity (deficit):

         Common stock, no par value, 50,000 shares authorized,
            10,000 shares issued and outstanding   . . . . . . . . . . . .               1,500              1,500
         Notes receivable from Stockholders  . . . . . . . . . . . . . . .                  --             (2,000)
         Retained earnings (deficit)   . . . . . . . . . . . . . . . . . .             147,512            (83,775)
                                                                                    ----------     --------------
                      Total stockholders' equity (deficit) . . . . . . . .             149,012            (84,275)
                                                                                    ----------     --------------
                      Total liabilities & stockholders' equity (deficit)           $ 2,877,595     $    3,328,631
                                                                                   ===========     ==============

              See notes to unaudited interim financial statements.

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                 THREE MONTHS       THREE MONTHS
                                                                                    ENDED               ENDED
                                                                                   MARCH 31,           MARCH 31,
                                                                                     1996                1995
                                                                               --------------     ---------------
 Revenue:
         Consulting  . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 1,388,120       $    734,045
         Training  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,248,995            541,644
         Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . .             760,528            302,397
         Networking  . . . . . . . . . . . . . . . . . . . . . . . . . . .             188,915            420,543
         Software and other  . . . . . . . . . . . . . . . . . . . . . . .             171,443            123,510
                                                                                   -----------       ------------
                      Total revenue. . . . . . . . . . . . . . . . . . . .           3,758,001          2,122,139
                                                                                   -----------       ------------

 Cost of sales
         Consulting  . . . . . . . . . . . . . . . . . . . . . . . . . . .             869,194            525,360
         Training    . . . . . . . . . . . . . . . . . . . . . . . . . . .             678,475            352,991
         Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . .             676,501            253,839
         Networking  . . . . . . . . . . . . . . . . . . . . . . . . . . .             126,348            389,573
         Software and other  . . . . . . . . . . . . . . . . . . . . . . .             172,489            114,137
                                                                                   -----------       ------------
                      Total cost of sales  . . . . . . . . . . . . . . . .           2,523,007          1,635,900
                                                                                   -----------       ------------
                      Gross profit   . . . . . . . . . . . . . . . . . . .           1,234,994            486,239
 Selling, general and administrative expenses  . . . . . . . . . . . . . .             785,136            391,014
 Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . .              80,571             37,112
                                                                                   -----------       ------------
                      Net income before income taxes   . . . . . . . . . .             369,287             58,113
 Provision for income taxes  . . . . . . . . . . . . . . . . . . . . . . .             138,000             21,906
                                                                                   -----------       ------------
                      Net income   . . . . . . . . . . . . . . . . . . . .         $   231,287       $     36,207
                                                                                   ===========       ============

 Earnings per common share . . . . . . . . . . . . . . . . . . . . . . . .             $ 23.13             $ 3.62
                                                                                       =======               ====

 Weighted average common shares outstanding  . . . . . . . . . . . . . . .              10,000             10,000
                                                                                        ======             ======

              See notes to unaudited interim financial statements.

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                           THREE MONTHS ENDED    THREE MONTHS ENDED
                                                                             MARCH 31, 1996        MARCH 31, 1995
                                                                             --------------        --------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $231,287         $  36,207

 Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation and amortization   . . . . . . . . . . . . . . . .               80,571            37,112
         Changes in assets and liabilities:
                      Accounts receivable  . . . . . . . . . . . . . . .              659,712          (517,360)
                      Other current assets   . . . . . . . . . . . . . .              (69,572)                0
                      Other assets   . . . . . . . . . . . . . . . . . .              (81,262)           (5,000)
                      Accounts payable - trade   . . . . . . . . . . . .             (765,485)          225,547
                      Income taxes payable   . . . . . . . . . . . . . .              132,000            73,730
                      Accrued expenses   . . . . . . . . . . . . . . . .             (153,493)          (29,283)
                      Accrued payroll  . . . . . . . . . . . . . . . . .              231,441            65,655
                      Deferred revenue   . . . . . . . . . . . . . . . .              (92,536)           95,026
                                                                                     --------          --------
 Net cash provided by (used in) operating activities . . . . . . . . . .              172,663           (18,366)
                                                                                     --------          --------
 CASH FLOWS FROM INVESTING ACTIVITIES:
         Capital expenditures                                                        (138,413)          (87,796)
                                                                                     --------          --------
 Net cash used in investing activities . . . . . . . . . . . . . . . . .             (138,413)          (87,796)
                                                                                     --------          --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
         Repayments on borrowings from related parties   . . . . . . . .              (13,500)                0
         Principal payments under capital lease obligations  . . . . . .               (6,650)                0
         Collections on notes receivable from Stockholders . . . . . . .                2,000            50,000
         Cash overdraft  . . . . . . . . . . . . . . . . . . . . . . . .              (16,100)           56,162
                                                                                     --------          --------
 Net cash (used in) provided by financing activities . . . . . . . . . .              (34,250)          106,162
                                                                                     --------          --------
 Net change in cash  . . . . . . . . . . . . . . . . . . . . . . . . . .                   --                --
 Cash at beginning of period . . . . . . . . . . . . . . . . . . . . . .                    0                 0
                                                                                      -------          --------
 Cash at end of period . . . . . . . . . . . . . . . . . . . . . . . . .             $      0         $       0
                                                                                      =======          ========
 Supplemental information:
         Income taxes paid   . . . . . . . . . . . . . . . . . . . . . .             $  6,000         $     100
                                                                                      =======          ========

              See notes to unaudited interim financial statements.

                    ERUDITE SOFTWARE AND CONSULTING, INC.

                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 MARCH 31, 1996


1.   BASIS OF PRESENTATION

         The financial statements included herein have been prepared without independent audit. In the opinion of management, all adjustments of a normal and recurring nature necessary to present fairly the financial position, results of operations and cash flows for the periods presented have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto of Erudite Software and Consulting, Inc. for the period ended December 31, 1995. The results of operations for the period ended March 31, 1996 are not necessarily indicative of what the operating results for the full year will be.


2.   EARNINGS PER SHARE

         Net income per common share is based on the weighted average number of shares of Common Stock outstanding during the period. The difference between primary and fully-diluted per share amounts is insignificant.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                        MARCH 31, 1996
                                                               -----------------------------------------------------------
                                                                            HISTORICAL                   PROFORMA
                                                               ------------------------------   --------------------------
                                                               GSE SYSTEMS   ERUDITE SOFTWARE   ADJUSTMENTS       COMBINED
                                                               -----------   ----------------   -----------       --------
                           ASSETS
 Current assets:
         Cash and cash equivalents   . . . . . . . . . . .        $  7,343          $     --        $   (381)(B)    $  6,962
         Contract receivables  . . . . . . . . . . . . . .          26,399             1,936              --          28,335
         Inventories   . . . . . . . . . . . . . . . . . .           2,430                --              --           2,430
         Prepaid expenses and other current assets   . . .           2,697                82              --           2,779
         Deferred income taxes   . . . . . . . . . . . . .             327                63                             390
                                                                   -------           -------         -------         -------
                      Total current assets   . . . . . . .          39,196             2,081            (381)         40,896
 Property and equipment, net . . . . . . . . . . . . . . .           3,390               758              --           4,148
 Software development costs, net . . . . . . . . . . . . .           3,057                --              --           3,057
 Goodwill and other intangible assets, net . . . . . . . .           2,302                --              --           2,302
 Deferred income taxes . . . . . . . . . . . . . . . . . .           1,486                --              --           1,486
 Other assets  . . . . . . . . . . . . . . . . . . . . . .              62                39              --             101
                                                                   -------           -------         -------         -------
                      Total assets   . . . . . . . . . . .        $ 49,493          $  2,878        $   (381)       $ 51,990
                                                                   =======           =======         =======         =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
         Accounts payable  . . . . . . . . . . . . . . . .        $  4,462          $    965              --           5,427
         Accrued expenses  . . . . . . . . . . . . . . . .           3,742               529              --           4,271
         Notes payable   . . . . . . . . . . . . . . . . .              77               410            (381)(B)         106
         Billings in excess of revenue earned  . . . . . .          10,395                --              --          10,395
         Accrued contract reserves   . . . . . . . . . . .             538                --              --             538
         Accrued warranty reserves   . . . . . . . . . . .           2,217                --              --           2,217
         Other current liabilities   . . . . . . . . . . .           1,066               277              --           1,343
         Income taxes payable  . . . . . . . . . . . . . .             916               291              --           1,207
                                                                   -------           -------         -------         -------
                      Total current liabilities  . . . . .          23,413             2,472            (381)         25,504
 Notes payable . . . . . . . . . . . . . . . . . . . . . .             151               257              --             408
 Billings in excess of revenues earned . . . . . . . . . .           1,423                --              --           1,423
 Accrued warranty reserves . . . . . . . . . . . . . . . .           1,629                --              --           1,629
 Accrued facility costs  . . . . . . . . . . . . . . . . .           1,021                --              --           1,021
 Other liabilities . . . . . . . . . . . . . . . . . . . .             468                --              --             468
                                                                   -------           -------         -------         -------
                      Total liabilities  . . . . . . . . .          28,105             2,729            (381)         30,453
                                                                   -------           -------         -------         -------

 Stockholders' equity:
         Common stock  . . . . . . . . . . . . . . . . . .              42                --               8 (A)          50
         Additional paid-in capital  . . . . . . . . . . .          21,121                --              (8)(A)      21,113
         Retained earnings - at formation  . . . . . . . .          (5,112)               --              --          (5,112)
         Retained earnings - since formation   . . . . . .           5,273               149              --           5,422
         Pension liability adjustment  . . . . . . . . . .            (100)               --              --            (100)
         Cumulative translation adjustment   . . . . . . .             164                --              --             164
                                                                   -------           -------         -------         -------
                      Total stockholders' equity   . . . .          21,388               149              --          21,537
                                                                   -------           -------         -------         -------
                      Total liabilities & stockholders'
                        equity . . . . . . . . . . . . . .        $ 49,493          $  2,878        $   (381)       $ 51,990
                                                                   =======           =======         =======         =======


        See notes to unaudited pro forma combined Financial Statements.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                       FOR THE THREE MONTHS ENDED MARCH 31,1996
                                                                 ---------------------------------------------------------
                                                                           HISTORICAL
                                                                 ---------------------------------
                                                                 GSE SYSTEMS      ERUDITE SOFTWARE      PRO FORMA COMBINED
                                                                 -----------      ----------------      ------------------
 Contract revenue  . . . . . . . . . . . . . . . . . . .           $  18,545            $    3,758               $   22,303
 Cost of revenue . . . . . . . . . . . . . . . . . . . .              12,176                 2,523                   14,699
                                                                    --------              --------                 --------
                      Gross profit   . . . . . . . . . .               6,369                 1,235                    7,604
                                                                    --------              --------                 --------

 Operating expenses:
         Selling, general and administrative   . . . . .               4,679                   785                    5,464
         Depreciation and amortization   . . . . . . . .                 398                    81                      479
                                                                    --------              --------                 --------
         Total operating expenses  . . . . . . . . . . .               5,077                   866                    5,943
                                                                    --------              --------                 --------
                      Operating income   . . . . . . . .               1,292                   369                    1,661
 Interest expense  . . . . . . . . . . . . . . . . . . .                 139                    --                      139
 Other expense (income)  . . . . . . . . . . . . . . . .                (174)                   --                     (174)
                                                                    --------              --------                 --------
                      Income before income taxes   . . .               1,327                   369                    1,696
 Provision for income taxes  . . . . . . . . . . . . . .                 467                   138                      605
                                                                    --------              --------                 --------
                      Net income   . . . . . . . . . . .           $     860            $      231               $    1,091
                                                                    ========             =========                =========

 Earnings per common share . . . . . . . . . . . . . . .           $     .20(C)                                  $      .22(C)
                                                                    ========                                           ====

 Weighted average common shares outstanding  . . . . . .           4,238,000(C)                                   5,078,700(C)
                                                                   =========                                      =========


        See notes to unaudited pro forma combined Financial Statements.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)






                                                                            FOR THE THREE MONTHS ENDED MARCH 31,1995
                                                                      -----------------------------------------------------------
                                                                                HISTORICAL
                                                                      ----------------------------------
                                                                      GSE SYSTEMS       ERUDITE SOFTWARE       PRO FORMA COMBINED
                                                                      -----------       ----------------       ------------------
     Contract revenue  . . . . . . . . . . . . . . . . . . .            $  19,016           $    2,122               $   21,138
     Cost of revenue . . . . . . . . . . . . . . . . . . . .               13,201                1,636                   14,837
                                                                         --------            ---------                ---------
                          Gross profit   . . . . . . . . . .                5,815                  486                    6,301
                                                                         --------            ---------                ---------

     Operating expenses:
             Selling, general and administrative   . . . . .                4,185                  391                    4,576
             Depreciation and amortization   . . . . . . . .                  494                   37                      531
                                                                         --------            ---------                ---------
             Total operating expenses  . . . . . . . . . . .                4,679                  428                    5,107
                                                                         --------            ---------                ---------
                          Operating income   . . . . . . . .                1,136                   58                    1,194
     Interest expense  . . . . . . . . . . . . . . . . . . .                  292                   --                      292
     Other expense (income)  . . . . . . . . . . . . . . . .                  (57)                  --                      (57)
                                                                         --------            ---------                ---------
                          Income before income taxes   . . .                  901                   58                      959
     Provision for income taxes  . . . . . . . . . . . . . .                  330                   22                      352
                                                                         --------            ---------                ---------
                          Net income   . . . . . . . . . . .            $     571           $       36               $      607
                                                                         ========            =========                =========

     Earnings per common share . . . . . . . . . . . . . . .            $     .23(C)                                 $      .18(C)
                                                                            =====                                          ====


     Weighted average common shares outstanding  . . . . . .            2,500,000(C)                                  3,340,700(C)
                                                                        =========                                     =========


        See notes to unaudited pro forma combined Financial Statements.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                                 FOR THE YEAR ENDED DECEMBER 31, 1995
                                                                      -----------------------------------------------------------
                                                                                 HISTORICAL
                                                                      ----------------------------------
                                                                      GSE SYSTEMS       ERUDITE SOFTWARE       PRO FORMA COMBINED
                                                                      -----------       ----------------       ------------------
     Contract revenue  . . . . . . . . . . . . . . . . . . .             $ 85,302             $ 10,758                 $ 96,060
     Cost of revenue . . . . . . . . . . . . . . . . . . . .               57,376                8,216                   65,592
                                                                          -------              -------                  -------
                          Gross profit   . . . . . . . . . .               27,926                2,542                   30,468
                                                                          -------              -------                  -------
     Operating expenses:
             Selling, general and administrative   . . . . .               19,745                2,070                   21,815
             Depreciation and amortization   . . . . . . . .                2,173                  168                    2,341
                                                                          -------              -------                  -------
             Total operating expenses  . . . . . . . . . . .               21,918                2,238                   24,156
                                                                          -------              -------                  -------
                          Operating income   . . . . . . . .                6,008                  304                    6,312
     Interest expense  . . . . . . . . . . . . . . . . . . .                  983                   --                      983
     Other expense (income)  . . . . . . . . . . . . . . . .                 (364)                  --                     (364)
                                                                          -------              -------                  -------
                          Income before income taxes   . . .                5,389                  304                    5,693
     Provision for income taxes  . . . . . . . . . . . . . .                1,899                  118                    2,017
                                                                          -------              -------                  -------
                          Net income   . . . . . . . . . . .             $  3,490             $    186                 $  3,676
                                                                          =======              =======                  =======

     Earnings per common share . . . . . . . . . . . . . . .               $ 1.08(C)                                     $  .91(C)
                                                                             ====                                          ====

     Weighted average common shares outstanding  . . . . . .            3,218,000(C)                                  4,058,700(C)
                                                                        =========                                     =========





        See notes to unaudited pro forma combined Financial Statements.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                         FOR THE YEAR ENDED DECEMBER 31, 1994
                                                            ----------------------------------------------------------------
                                                                          HISTORICAL
                                                            ---------------------------------------
                                                              GSE SYSTEMS(1)       ERUDITE SOFTWARE       PRO FORMA COMBINED
                                                              --------------       ----------------       ------------------
Contract revenue  . . . . . . . . . . . . . . . . . . .             $ 47,147              $ 4,597                 $ 51,744
Cost of revenue . . . . . . . . . . . . . . . . . . . .               35,120                3,192                   38,312
                                                                     -------              -------                  -------
                     Gross profit   . . . . . . . . . .               12,027                1,405                   13,432
                                                                     -------              -------                  -------
Operating expenses:
        Selling, general and administrative   . . . . .                7,605                1,336                    8,941
        Depreciation and amortization   . . . . . . . .                1,379                  166                    1,545
                                                                     -------              -------                  -------
        Total operating expenses  . . . . . . . . . . .                8,984                1,502                   10,486
                                                                     -------              -------                  -------
                     Operating income   . . . . . . . .                3,043                  (97)                   2,946
Interest expense  . . . . . . . . . . . . . . . . . . .                  443                   --                      443
Other expense (income)  . . . . . . . . . . . . . . . .                 (235)                  --                     (235)
                                                                     -------              -------                  -------
                     Income before income taxes   . . .                2,835                  (97)                   2,738
Provision (benefit) for income taxes  . . . . . . . . .                1,266                  (36)                   1,230
                                                                     -------              -------                  -------
                     Net income   . . . . . . . . . . .             $  1,569             $    (61)                $  1,508
                                                                     =======              =======                  =======

Earnings per common share . . . . . . . . . . . . . . .              $   .63(C)                                     $  .45 (C)
                                                                        ====                                          ====


Weighted average common shares outstanding  . . . . . .            2,500,000(C)                                  3,340,700 (C)
                                                                   =========                                     =========


         (1) Historical results of operations include the combined results of operations on a historical cost basis of S3 Technologies, GPI and Eurosim ("the Predecessors") for the period January 1 through April 13, and results for GSE Systems for the period April 14 through December 31.


        See notes to unaudited pro forma combined Financial Statements.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                                               FOR THE YEAR ENDED DECEMBER 31, 1993
                                                                 ----------------------------------------------------------------
                                                                                HISTORICAL
                                                                 ---------------------------------------
                                                                    PREDECESSORS(1)      ERUDITE SOFTWARE       PRO FORMA COMBINED
                                                                    ---------------      ----------------       ------------------
     Contract revenue  . . . . . . . . . . . . . . . . . . .             $ 47,684             $  2,558                 $ 50,242
     Cost of revenue . . . . . . . . . . . . . . . . . . . .               44,210                1,446                   45,656
                                                                          -------              -------                  -------
                          Gross profit   . . . . . . . . . .                3,474                1,112                    4,586
                                                                          -------              -------                  -------

     Operating expenses:
             Selling, general and administrative   . . . . .               10,217                1,125                   11,342
             Depreciation and amortization   . . . . . . . .                  984                   57                    1,041
                                                                          -------              -------                  -------
             Total operating expenses  . . . . . . . . . . .               11,201                1,182                   12,383
                                                                          -------              -------                  -------
                          Operating income (loss)  . . . . .               (7,727)                 (70)                  (7,797)
     Interest expense  . . . . . . . . . . . . . . . . . . .                   48                   --                       48
     Other expense (income)  . . . . . . . . . . . . . . . .                   57                   --                       57
                                                                          -------              -------                  -------
                          Income before income taxes   . . .               (7,832)                 (70)                  (7,902)
     Provision (benefit) for income taxes  . . . . . . . . .                 (823)                 (26)                    (849)
                                                                          -------              -------                  -------
                          Net income (loss)  . . . . . . . .             $ (7,009)            $    (44)                $ (7,053)
                                                                          =======              =======                  =======


     Earnings (loss) per common share  . . . . . . . . . . .             $  (2.80)(C)                                   $ (2.11)(C)
                                                                            =====                                         =====

     Weighted average common shares outstanding  . . . . . .            2,500,000 (C)                                 3,340,700 (C)
                                                                        =========                                     =========


         (1) Historical results of operations for the Predecessors include the combined results of operations on a historical cost basis of S3 Technologies, GPI and EuroSim.


        See notes to unaudited pro forma combined Financial Statements.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.  BASIS OF PRESENTATION

         On May 22, 1996, the Company acquired all of the outstanding shares of capital stock of Erudite Software & Consulting, Inc. ("Erudite Software"), a leading provider of cost-effective client/server technology through providing consulting services, custom applications, software development, training services, and hardware-software sales.

         Erudite Software is headquartered in Salt Lake City, Utah, with a primary development facility in Provo, Utah, and has approximately 140 employees. This acquisition was accomplished through a merger of Erudite Software into a wholly owned subsidiary of the Company in which 840,700 shares of the Company's Common Stock were exchanged for all outstanding shares of capital stock of Erudite Software. The acquisition has been accounted for using the pooling of interests method of accounting.

         The unaudited pro forma combined balance sheet sets forth the financial position of the Company as of March 31, 1996, to reflect the acquisition of Erudite Software as if the acquisition has occurred on March 31, 1996.

         The unaudited pro forma combined statements of operations set forth the results of operations for the three months periods ended March 31, 1996 and 1995, and for the years ended December 31, 1995, 1994, and 1993, as if the acquisition of Erudite Software by the Company had occurred at the beginning of each period.

         In the second quarter of 1996, GSE Systems and Erudite Software incurred approximately $952,000 before taxes (or $620,000 after taxes) of non-recurring, direct acquisition expenses, including broker fees, auditing and legal expenses, etc. These one-time costs have not been reflected in the pro forma combined financial statements.

         The unaudited pro forma combined financial statements are intended for informational purposes and are not necessarily indicative of future consolidated financial position or future results of operations of the combined entity.

                              GSE SYSTEMS, INC.
                                     AND
                    ERUDITE SOFTWARE AND CONSULTING, INC.



2.  PRO FORMA ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

A. The balance sheet reflects the pro forma effect related to the issuance of 840,700 shares of the Company's common stock for all outstanding capital stock of Erudite Software.

B. The balance sheet reflects the repayment of notes payable to the founding shareholders of Erudite Software of $184,950 and notes payable to the bank of $196,333.

C. Net income per common share is based on the weighted average number of shares of Common Stock outstanding during the period. The difference between primary and fully-diluted per share amounts is insignificant.

                                 EXHIBIT INDEX

 EXHIBIT NO.                                     DESCRIPTION
 -----------                                     -----------
    2.1      Agreement and Plan of Reorganization dated as of May 17, 1996 by and among GSE
             Systems, Inc., GSE Erudite Software, Inc., Erudite Software and Consulting, Inc.,
             Eugene Loveridge, Daniel Masterson, Douglas Austin, Gary Gray and Dennis
             Fairclough effective May 21, 1996.


    2.2      Agreement and Plan of Merger dated as of May 17, 1996 by and between Erudite
             Software and Consulting, Inc. and GSE Erudite Software, Inc. effective May 22,
             1996.


    10.1     Employment Agreement dated as of May 17, 1996 by and between GSE Systems, Inc.
             and Eugene Loveridge effective May 22, 1996.


    10.2     Employment Agreement dated as of May 17, 1996 by and between GSE Systems, Inc.
             and Daniel Masterson effective May 22, 1996.


    99.1     Press release dated May 21, 1996.